                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 9, 1995
                                                 --------------


                              DEL LABORATORIES, INC.
- -------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


        Delaware                   1-5439                     13-1953103
- ------------------------         -----------                 ---------------
State or other juris-            (Commission                 (IRS Employer
diction of incorporation         File Number)                Identification
                                                             Number)


               565 Broad Hollow Road, Farmingdale, New York  11735
- -------------------------------------------------------------------------------
                     (Address of principal executive office)


Registrant's telephone number, including area code (516) 293-7070
                                                   --------------

ITEM 5. OTHER EVENTS.

        On August 9, 1995, two stockholder derivative actions were filed in the State of Delaware Chancery Court against the Registrant and members of its Board of Directors. One action also names a former director and a person mistakenly named as a director. Plaintiffs have moved to consolidate these actions. The actions allege breach of fiduciary duty and waste of corporate assets by the directors in connection with the Registrant's response to and the investigation of claims by former employees of sexual harassment made against the Registrant and the settlement on August 3, 1995 of a lawsuit brought by the Equal Employment Opportunity Commission against the Registrant on behalf of the former employees (the "EEOC Lawsuit"). The derivative actions seek restitution of amounts paid in connection with the defense and settlement of the EEOC Lawsuit and certain other relief. The Registrant believes that there is no basis for the allegations made in these derivative actions.

                                    SIGNATURE
                                    ---------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   DEL LABORATORIES, INC.



                                   By:/s/ Dan K. Wassong
                                      -------------------
                                      Dan K. Wassong
                                      Chairman

Dated:  September 5, 1995




                                      - 2 -